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                                                                   Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of WorldCom, Inc. and Subsidiaries ("WorldCom") on Form S-8 of our report dated March 7, 1994 on the consolidated financial statements of IDB Communications Group, Inc. appearing in the Annual Report of WorldCom for the year ended December 31, 1995.


/S/ Deloitte & Touche LLP

Los Angeles, California
April 1, 1996